UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2017 (June 21, 2017)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01 Entry into a Material Defi nitive Agreement.

As previously disclosed on May 31, 2017, in connection with Alfred T. Mockett’s appointment to the board of directors of Net 1 UEPS Technologies, Inc. (the “Company”), the Company entered into an independent director agreement with Mr. Mockett.

On June 21, 2017, in order to formally document the terms of the Company’s arrangements with its other non-executive directors, the Company entered into independent director agreements (collectively, the “Agreements”) with Christopher S. Seabrooke, Alasdair J. K. Pein and Paul Edwards, providing for, among other things, the terms of each such director’s service, compensation and liability. The foregoing description of the Agreements are qualified in their entirety by reference to the text of such agreements, which are filed as Exhibits 10.64 - 10.66 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
No.	Description
10.64	Independent Director Agreement Agreement, dated as of June 21, 2017, by and between the Company and Christopher S. Seabrooke

10.65	Independent Director Agreement Agreement, dated as of June 21, 2017, by and between the Company and Alasdair J. K. Pein

10.66	Independent Director Agreement Agreement, dated as of June 21, 2017, by and between the Company and Paul Edwards

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: June 22, 2017	By: /s/ Herman G. Kotzé
Name: Herman G. Kotzé
Title: Chief Executive Officer and
Chief Financial Officer